UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2013

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the consummation of Lakeland Bancorp, Inc.’s (“Lakeland”) acquisition of Somerset Hills Bancorp, a New Jersey corporation (“Somerset Hills”) (which is described in greater particularity in Item 8.01 of this Current Report on Form 8-K), on May 31, 2013, Edward B. Deutsch and Thomas J. Marino (formerly the Chairman of the Board and a director of Somerset Hills, respectively) were appointed to the Boards of Directors of Lakeland and Lakeland Bank. The appointments of Messrs. Deutsch and Marino to the Lakeland and Lakeland Bank Boards were made pursuant to the Agreement and Plan of Merger, dated as of January 28, 2013, by and between Lakeland and Somerset Hills (the “Merger Agreement”). At closing, options held by Mr. Deutsch and Mr. Marino covering an aggregate of 19,833 and 10,770 shares, respectively, of Somerset Hills common stock, no par value per share (“Somerset Hills Common Stock”), were converted into options to purchase an aggregate of 23,724 and 12,883 shares, respectively, of Lakeland common stock, no par value per share (“Lakeland Common Stock”). In connection with their appointments to the Lakeland Board, Messrs. Deutsch and Marino were each awarded a stock option under Lakeland’s 2009 Equity Compensation Program to purchase 25,000 shares of Lakeland Common Stock at an exercise price equal to the fair market value of the underlying stock as of the grant date, exercisable in 20% annual increments beginning on the grant date.

The biographies of Messrs. Deutsch and Marino are set forth below:

Edward B. Deutsch, age 66, is the founding and Managing Partner of McElroy, Deutsch, Mulvaney & Carpenter, LLP, New Jersey’s largest law firm with more than 300 attorneys. Mr. Deutsch is a civil trial attorney, certified by the Supreme Court of New Jersey and has been a fellow of the American College of Trial Lawyers since 1992. Mr. Deutsch founded Somerset Hills Bank, and prior to Lakeland’s acquisition of Somerset Hills, served as Chairman of the Boards of Directors of Somerset Hills and Somerset Hills Bank. He was recently ranked number 10 on the NJBIZ Power 50 Banking List of the 50 most powerful people in New Jersey banking. He is consistently ranked by PolitickerNJ and NJBIZ as one of the top 100 most influential people doing business in New Jersey. He is also consistently listed as a top lawyer by Best Lawyers, the oldest and most highly respected peer review guide to the legal profession worldwide. Mr. Deutsch has served on a number of other boards of directors and trustees.

Thomas J. Marino, age 65, is a Partner and Co-CEO of CohnReznick LLP, which is headquartered in New York and among the 11 largest accounting and consulting firms in the United States. Prior to Lakeland’s acquisition of Somerset Hills, Mr. Marino was a member of the Somerset Hills Board of Directors and Chairman of its Audit Committee. Mr. Marino brings to the Lakeland Board of Directors his more than 40 years of experience as a CPA. Mr. Marino has expertise in the areas of real estate, construction, private companies and publicly traded companies. His membership in professional associations and his advisory roles in local community service organizations and foundations further enable him to make valuable contributions to the Board.

Item 8.01. Other Events.

Closing of Somerset Hills Bancorp Acquisition

On May 31, 2013 (the “Effective Time”), Lakeland consummated its acquisition of Somerset Hills pursuant to the Merger Agreement. At the Effective Time, Somerset Hills merged with and into Lakeland, with Lakeland continuing as the surviving entity (the “Merger”), and shortly thereafter, Somerset Hills Bank, a New Jersey-chartered commercial bank and previously a wholly-owned subsidiary of Somerset Hills (“Somerset Hills Bank”), merged with and into Lakeland Bank, a New Jersey-chartered commercial bank and a wholly-owned subsidiary of Lakeland (“Lakeland Bank”), with Lakeland Bank continuing as the surviving bank (the “Bank Merger” and, collectively with the Merger, the “Mergers”).

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of Somerset Hills Common Stock issued and outstanding immediately prior to the Effective Time, was converted into and became the right to receive, at the election of the holder, either 1.1962 shares of Lakeland Common Stock (such shares, the “Per Share Stock Consideration” and the ratio of such number to one, the “Exchange Ratio”), or $12.00 in cash (the “Per Share Cash Consideration”), subject to proration as described in the Merger Agreement, so that 90% of the aggregate merger consideration consisted of shares of Lakeland Common Stock and 10% consisted of cash. Cash will be paid in lieu of fractional shares. In the aggregate, Lakeland paid approximately 5,794,132 shares of Lakeland Common Stock and approximately $6.5 million in cash for the acquisition (excluding shares issuable in connection with stock options, as described below).

The election period during which the former shareholders of Somerset Hills were invited to submit their Election Forms specifying their preferences as to the form of consideration they would receive expired on May 28, 2013 (the “Election Deadline”), and American Stock Transfer & Trust Company (the “Exchange Agent”) has now allocated the stock consideration and cash consideration among the former shareholders of Somerset Hills pursuant to the Merger Agreement. Former shareholders of Somerset Hills who did not submit Election Forms, or who became shareholders of Somerset Hills between the record date for the Somerset Hills shareholders meeting at which the Merger was approved and the Effective Time of the Merger, will be receiving Letters of Transmittal pursuant to which they may tender their Somerset Hills stock certificates in exchange for their portion of the Merger consideration.

Pursuant to the Merger Agreement, at the Effective Time, all outstanding options to purchase shares of Somerset Hills Common Stock previously granted pursuant to Somerset Hills’ 1998 Combined Stock Option Plan, 2001 Combined Stock Option Plan, 2007 Equity Incentive Plan or 2012 Equity Incentive Plan (whether or not such options were vested) (“Old Stock Options”) were automatically converted into options to purchase Lakeland Common Stock (“New Stock Options”), which New Stock Options are identical to the Old Stock Options in all material respects, except that (i) the New Stock Options are exercisable for Lakeland Common Stock, (ii) the number of shares of Lakeland Common Stock covered by each New Stock Option is equal to the number of shares of Somerset Hills Common Stock covered by the corresponding Old Stock Option multiplied by the Exchange Ratio (rounded up or down to the nearest whole share), (iii) the exercise price of each New Stock Option is equal to the exercise price applicable to the corresponding Old Stock Option divided by the Exchange Ratio (rounded up or down to the nearest whole cent) and (iv) the Compensation Committee of the Board of Directors of Lakeland will administer each of the respective plans that governs the New Stock Options. As a result of the foregoing, at the Effective Time, Old Stock Options formerly covering an aggregate of 314,643 shares of Somerset Hills Common Stock were converted into New Stock Options covering an aggregate of 376,372 shares of Lakeland Common Stock.

Also at the Effective Time of the Merger, Stewart E. McClure, Jr. (formerly Vice Chairman and member of the Board of Directors of Somerset Hills and the President, Chief Executive Officer and Chief Operating Officer of Somerset Hills and Somerset Hills Bank) has been appointed Regional President of Lakeland Bank and Senior Executive Vice President of Lakeland. Mr. McClure will serve in such capacities pursuant to the terms of his Employment Agreement with Lakeland, dated as of January 28, 2013 (the “Employment Agreement”). The description of Mr. McClure’s Employment Agreement and his Supplemental Executive Retirement Plan, as amended, appearing in the fifth and sixth paragraphs of Item 1.01 of Lakeland’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 29, 2013, is incorporated into this Item 8.01 by reference.

Effective as of the Effective Time of the Merger, Robert Vandenbergh, Senior Executive Vice President and Chief Operating Officer of Lakeland and Lakeland Bank, will also serve as Regional President of Lakeland Bank. Thomas J. Shara, President and Chief Executive Officer of Lakeland and Lakeland Bank, will continue to serve in those capacities.

On May 31, 2013, Lakeland disseminated a press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K (including Exhibit 99.1 hereto) contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could” and other similar expressions are intended to identify such forward looking statements. These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: any difficulties experienced by Lakeland in integrating Somerset Hills’ business with its own; material adverse changes in the combined company’s operations or earnings; decline in the economy in the combined company’s primary market areas; as well as the risk factors set forth in the joint proxy statement and prospectus filed with the Commission in connection with the Merger, and in Lakeland’s Annual Report on Form 10-K for the year ended December 31, 2012 and other periodic filings with the Commission. Lakeland assumes no obligation for updating any such forward-looking statements at any time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of January 28, 2013, by and between Lakeland Bancorp, Inc. and Somerset Hills Bancorp (incorporated by reference to Exhibit 2.1 of Lakeland Bancorp, Inc.’s Current Report on Form 8-K filed with the Commission on January 29, 2013).*

Exhibit 10.1	Employment Agreement, dated as of January 28, 2013, by and among Lakeland Bancorp, Inc., Lakeland Bank and Stewart E. McClure, Jr. (incorporated by reference to Exhibit 10.1 of Lakeland Bancorp, Inc.’s Current Report on Form 8-K filed with the Commission on January 29, 2013).

Exhibit 10.2	Amended and Restated Supplemental Executive Retirement Plan dated July 19, 2007, among Somerset Hills Bancorp, Somerset Hills Bank and Steward E. McClure, Jr., as amended by Amendatory Agreement dated as of January 28, 2013 (incorporated by reference to Exhibits 10.1 and 10.2 of Somerset Hills Bancorp’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and Exhibit 10.2 of Lakeland Bancorp, Inc.’s Current Report on Form 8-K filed with the Commission on January 29, 2013).

Exhibit 99.1	Press Release of Lakeland Bancorp, Inc., dated May 31, 2013.

*	The schedules to Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Lakeland Bancorp, Inc. will furnish copies of any schedules to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Timothy J. Matteson
Name:	Timothy J. Matteson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: May 31, 2013

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 28, 2013, by and between Lakeland Bancorp, Inc. and Somerset Hills Bancorp (incorporated by reference to Exhibit 2.1 of Lakeland Bancorp, Inc.’s Current Report on Form 8-K filed with the Commission on January 29, 2013).*

10.1	Employment Agreement, dated as of January 28, 2013, by and among Lakeland Bancorp, Inc., Lakeland Bank and Stewart E. McClure, Jr. (incorporated by reference to Exhibit 10.1 of Lakeland Bancorp, Inc.’s Current Report on Form 8-K filed with the Commission on January 29, 2013).

10.2	Amended and Restated Supplemental Executive Retirement Plan dated July 19, 2007, among Somerset Hills Bancorp, Somerset Hills Bank and Steward E. McClure, Jr., as amended by Amendatory Agreement dated as of January 28, 2013 (incorporated by reference to Exhibits 10.1 and 10.2 of Somerset Hills Bancorp’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and Exhibit 10.2 of Lakeland Bancorp, Inc.’s Current Report on Form 8-K filed with the Commission on January 29, 2013).

99.1	Press Release of Lakeland Bancorp, Inc., dated May 31, 2013.

*	The schedules to Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Lakeland Bancorp, Inc. will furnish copies of any schedules to the Commission upon request.